EXHIBIT 21.01
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                          SUBSIDIARIES OF DSL.NET, INC.





DSLnet Atlantic, LLC, a Delaware limited liability company.

DSLnet Communications, LLC, a Delaware limited liability company.

DSLnet Communications Puerto Rico, Inc., a Delaware corporation.

DSLnet Communications VA, Inc., a Virginia corporation.

Tycho Networks, Inc., a Delaware corporation.

Vector Internet Services, Inc., a Delaware corporation.